                                                                    EXHIBIT 23.9


                                  CONSENT

     I hereby consent to being named as a person chosen to become a director of Regions Financial Corporation ("Regions") in the Registration Statement on Form S-4 relating to the merger of First Commercial Corporation into Regions filed with the Securities and Exchange Commission on or about June 23, 1998.



                              /s/  Frank D. Hickingbotham
                                  Frank D. Hickingbotham